UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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Secure Computing Corporation

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This filing consists of a press release issued by Secure Computing Corporation on November 4, 2008 announcing that Secure Computing Corporation obtained clearance from the Federal Cartel Office of Germany for Secure Computing Corporation to be acquired by McAfee, Inc.

Press Contact:

Ally Zwahlen

925-288-4175

ally_zwahlen@securecomputing.com

SECURE COMPUTING ANNOUNCES GERMAN FEDERAL CARTEL OFFICE

CLEARANCE FOR SALE TO MCAFEE

SAN JOSE, Calif. November 4, 2008 – Secure Computing Corporation (NASDAQ: SCUR), a leading provider of enterprise gateway security, announced today that it has obtained clearance from the Federal Cartel Office of Germany (FCO) for Secure Computing to be acquired by McAfee, Inc. (NYSE: MFE). The proposed acquisition is subject to customary closing conditions, including the receipt of Secure Computing stockholder approval, and, if approved, is expected to close shortly after the Secure Computing special stockholder meeting on November 14, 2008.

Cautionary Note Regarding Forward-Looking Statements

This release contains forward-looking statements, which include those regarding the anticipated completion of the merger and the expected closing date of the merger. These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause actual results or outcomes to be materially different from those anticipated in this release including, among others, the inability of Secure Computing to obtain necessary stockholder approval; material changes in the economic environment or the industries in which Secure Computing and McAfee operate; the satisfaction of other closing conditions contained in the Agreement and Plan of Merger, dated as of September 21, 2008, by and among Secure Computing, McAfee and Seabiscuit Acquisition Corporation; and other factors relating to Secure Computing and McAfee that may impact the timing or occurrence of closing. In addition, actual outcomes are subject to other risks and uncertainties that relate more broadly to Secure Computing’s overall business, including those more fully described in Secure Computing’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2007, and its Quarterly Reports filed on Form 10-Q for the second and third quarters of 2008. Secure Computing assumes no obligation to update these forward-looking statements.

About Secure Computing

Secure Computing, a leading provider of enterprise gateway security, delivers a comprehensive set of solutions that help customers protect their critical Web, email and network assets. Over half of the Fortune 50 and Fortune 500 are part of our more than 22,000 global customers, supported by a worldwide network of more than 2,000 partners. The company is headquartered in San Jose, Calif., and has offices worldwide. For more information, see http://www.securecomputing.com.

Important Information

Secure Computing has filed with the Securities and Exchange Commission (the “SEC”) a definitive proxy statement and other relevant materials in connection with its proposed acquisition by McAfee. The definitive proxy statement was first mailed to the stockholders of Secure Computing on October 16, 2008. Before making any voting or investment decision with respect to the transaction, investors and security holders of Secure Computing are urged to read the proxy statement and the other relevant materials because they contain important information about the transaction, Secure Computing and McAfee. Investors and security holders may obtain free copies of these documents (when they are available) and other documents filed with the SEC at the SEC’s web site at www.sec.gov. In addition, investors and security holders may obtain free copies of the documents filed with the SEC from Secure Computing’s investor relations website at www.securecomputing.com/invest.cfm or by writing its investor relations department at 55 Almaden Boulevard, Suite 500 San Jose, CA 95113.

Secure Computing and its officers and directors may be deemed to be participants in the solicitation of proxies from Secure Computing’s stockholders with respect to the transaction. A description of any interests that these officers and directors have in the transaction is available in the proxy statement. In addition, McAfee may be deemed to have participated in the solicitation of proxies from Secure Computing’s stockholders in favor of the adoption of the merger agreement. Information concerning McAfee’s directors and executive officers is set forth in McAfee’s proxy statement for its 2008 annual meeting of stockholders, which was filed with the SEC on June 26, 2008. These documents are available free of charge at the SEC’s web site at www.sec.gov or by going to McAfee’s investor relations page on its corporate website at www.mcafee.com.